Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in this Registration Statement (Form S-3) and related Prospectus of Triumph Group, Inc. for the registration of securities, including common stock, preferred stock and debt securities and to the incorporation by reference therein of our report dated May 28, 2020, except for Notes 1, 12, 13, 15, 21 and 22, as to which the date is December 17, 2020, with respect to the consolidated financial statements of Triumph Group, Inc., included in its Current Report on Form 8-K dated December 17, 2020, and our report dated May 28, 2020, with respect to the financial statement schedule of Triumph Group, Inc included in its Annual Report (Form 10-K) for the year ended March 31, 2020, and our report dated May 28, 2020, with respect to the effectiveness of internal control over financial reporting of Triumph Group, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended March 31, 2020, each filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

December 17, 2020